Exhibit 99.1
News Release
nVent Delivers Second Consecutive Billion Dollar Sales Quarter; Full-Year Sales up 30%
Q4 results exceed guidance; initiated 2026 guidance
•Fourth quarter reported sales from continuing operations of $1.1 billion, up 42%; organically up 24%
•Fourth quarter reported EPS from continuing operations of $0.71, up 810%; Adjusted EPS of $0.90, up 53%
•Full-year reported sales from continuing operations of $3.9 billion, up 30%; organically up 13%
•Full-year reported EPS from continuing operations of $2.60, up 82%; Adjusted EPS of $3.35, up 35%
•Full-year Cash Flows from continuing operations of $649 million, up 30%; Free Cash Flow from continuing operations of $561 million, up 31%
•Company issues full-year 2026 guidance:
◦Reported sales growth of 15% to 18%; Organic sales growth of 10% to 13%
◦Reported EPS of $3.27 to $3.42 and Adjusted EPS of $4.00 to $4.15
Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – February 6, 2026 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the fourth quarter and full-year 2025 and provided guidance for the first quarter and full-year 2026.
"We exited 2025 with great momentum, achieving consecutive one‑billion‑dollar sales quarters and delivering a 30% increase in full‑year sales,” said Beth Wozniak, nVent chair and chief executive officer. “In 2025, we continued our portfolio transformation to a higher‑growth electrical company, driving strong sales, EPS and cash flow performance. We are well positioned for continued growth in 2026, led by the infrastructure vertical, particularly data centers and power utilities. Later this month, we look forward to hosting our investor day, where we will share our growth strategy and updated medium‑term financial targets. I am grateful to our team whose hard work and dedication delivered these outstanding results."
Fourth quarter 2025 sales of $1.1 billion were up 42 percent relative to fourth quarter 2024 and increased 24 percent organically, which excludes the impact from acquisitions and currency fluctuations. Fourth quarter 2025 earnings per diluted share (“EPS”) from continuing operations were $0.71, up 810 percent from $(0.10) in the prior year quarter, while on an adjusted basis, the company had EPS from continuing operations of $0.90, up 53 percent from $0.59. Full-year 2025 sales of $3.9 billion were up 30 percent relative to full-year 2024 and increased 13 percent organically. Full-year 2025 EPS were $2.60, up 82 percent from $1.43 in the prior year, while on an adjusted basis, the company had EPS of $3.35, up 35 percent from $2.49 in the prior year. Adjusted operating income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Fourth quarter 2025 operating income was $164 million, up 40 percent compared to $117 million in the fourth quarter of 2024. On an adjusted basis, operating income was $210 million, up 33 percent, compared to $158 million in the fourth quarter of 2024. Full-year 2025 operating income was $617 million, up 17 percent, compared to $527 million in 2024. On an adjusted basis, adjusted operating income was $786 million, up 21 percent, compared to $652 million in full-year 2024.
nVent had net cash provided by operating activities from continuing operations of $222 million in the fourth quarter of 2025 and free cash flow of $189 million. Full-year net cash provided by operating activities from continuing operations was $649 million and free cash flow was $561 million.

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FOURTH QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	December 31, 2025	December 31, 2024	% / point change
Net Sales	$1,067	$752	42%
Organic			24%
Operating Income	$164	$117	40%
Reported ROS	15.4%	15.6%	-20 bps
Adjusted Operating Income	$210	$158	33%
Adjusted ROS	19.7%	21.0%	-130 bps

Systems Protection
	Three months ended
	December 31, 2025	December 31, 2024	% / point change
Net Sales	$737	$466	58%
Organic			34%
ROS	20.3%	21.5%	-120 bps

Electrical Connections
	Three months ended
	December 31, 2025	December 31, 2024	% / point change
Net Sales	$330	$287	15%
Organic			8%
ROS	27.6%	29.4%	-180 bps
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FULL-YEAR PERFORMANCE ($ in millions)

nVent Electric plc
	Full-Year
	December 31, 2025	December 31, 2024	% / point change
Net Sales	$3,893	$3,006	30%
Organic			13%
Operating Income	$617	$527	17%
Reported ROS	15.8%	17.5%	-170 bps
Adjusted Operating Income	$786	$652	21%
Adjusted ROS	20.2%	21.7%	-150 bps

Systems Protection
	Full-Year
	December 31, 2025	December 31, 2024	% / point change
Net Sales	$2,593	$1,823	42%
Organic			17%
ROS	20.7%	22.1%	-140 bps

Electrical Connections
	Full-Year
	December 31, 2025	December 31, 2024	% / point change
Net Sales	$1,300	$1,183	10%
Organic			6%
ROS	28.7%	30.0%	-130 bps

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GUIDANCE FOR FULL-YEAR AND FIRST QUARTER 2026
The company introduces 2026 sales guidance of up 15 to 18 percent, which represents a range of a 10 to 13 percent increase in organic sales versus the prior year. The company expects full-year 2026 EPS on a GAAP basis of $3.27 to $3.42 and $4.00 to $4.15 on an adjusted basis.
In addition, the company estimates reported sales for the first quarter of 2026 to be in the range of up 34 to 36 percent, which represents a 17 to 19 percent increase on an organic basis. The company estimates first quarter 2026 EPS on a GAAP basis of $0.70 to $0.73 and adjusted EPS of $0.90 to $0.93.
DIVIDENDS
nVent previously announced on September 22, 2025 that its Board of Directors approved a regular cash dividend of $0.20 per share, which was paid during the fourth quarter on November 7, 2025. The company also announced on December 15, 2025 that its Board of Directors approved a regular cash dividend of $0.21 per ordinary share, payable during the first quarter on February 6, 2026.
EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s fourth quarter and full-year performance on a conference call with analysts and investors at 9:00 a.m. Eastern today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (https://investors.nvent.com). To participate, please dial 1-833-630-1071 or 1-412-317-1832 approximately ten minutes before the 9:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through February 20, 2026 by dialing 1-855-669-9658 or 1-412-317-0088, along with the access code 1131007.
ANNOUNCES INVESTOR DAY
The company will host an Investor Day in New York on February 24, 2026, where senior management will provide a detailed overview of the company’s growth strategy and medium-term financial targets. A live webcast and accompanying presentation materials will be accessible through the “Investor Relations” section of the company’s website at https://investors.nvent.com, and a replay will be available following the event for those unable to join in real time.
About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of systems protection and electrical connections solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office in the United States is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, ILSCO, SCHROFF and TRACHTE.
nVent, CADDY, ERICO, HOFFMAN, ILSCO, SCHROFF and TRACHTE are trademarks owned or licensed by nVent Services GmbH or its affiliates.
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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these factors are adverse effects on our business operations or financial results, including the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the Electrical Products Group acquisition; competition and pricing pressures in the markets we serve; the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with military conflicts; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com
Media Contact
Kevin H. King
Vice President, Global Communications
nVent
763.291.0526
Kevin.King@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$1,066.7	$752.2	$3,893.1	$3,006.1
Cost of goods sold	677.8	452.7	2,424.0	1,797.0
Gross profit	388.9	299.5	1,469.1	1,209.1
% of net sales	36.5%	39.8%	37.7%	40.2%
Selling, general and administrative	203.8	165.2	773.8	615.9
% of net sales	19.1%	22.0%	19.9%	20.5%
Research and development	21.3	17.2	78.5	66.1
% of net sales	2.0%	2.3%	2.0%	2.2%
Operating income	163.8	117.1	616.8	527.1
% of net sales	15.4%	15.6%	15.8%	17.5%
Other expense (income)
Net interest expense	19.1	29.4	75.0	106.0
Other expense (income)	(11.6)	(11.4)	(8.2)	(8.1)
Income before income taxes	156.3	99.1	550.0	429.2
Provision for income taxes	40.5	115.6	121.5	188.4
Effective tax rate	25.9%	116.6%	22.1%	43.9%
Net income (loss) from continuing operations	115.8	(16.5)	428.5	240.8
Income from discontinued operations, net of tax	3.1	27.2	281.7	91.0
Net income	$118.9	$10.7	$710.2	$331.8
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.72	$(0.10)	$2.63	$1.45
Discontinued operations	0.02	0.16	1.73	0.55
Basic earnings per ordinary share	$0.74	$0.06	$4.36	$2.00
Diluted
Continuing operations	$0.71	$(0.10)	$2.60	$1.43
Discontinued operations	0.02	0.16	1.71	0.54
Diluted earnings per ordinary share	$0.73	$0.06	$4.31	$1.97
Weighted average ordinary shares outstanding
Basic	161.6	164.9	162.4	165.5
Diluted	164.0	167.4	164.6	168.2
Cash dividends paid per ordinary share	$0.20	$0.19	$0.80	$0.76

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2025	December 31, 2024
In millions
Assets
Current assets
Cash and cash equivalents	$237.5	$131.2
Accounts and notes receivable, net	693.0	473.1
Inventories	471.9	360.3
Other current assets	237.2	123.9
Current assets held for sale	—	300.8
Total current assets	1,639.6	1,389.3
Property, plant and equipment, net	434.5	347.9
Other assets
Goodwill	2,678.0	2,221.8
Intangibles, net	1,876.5	1,587.0
Other non-current assets	223.3	213.6
Non-current assets held for sale	—	975.3
Total other assets	4,777.8	4,997.7
Total assets	$6,851.9	$6,734.9
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$13.8	$37.5
Accounts payable	358.9	280.1
Employee compensation and benefits	156.6	95.0
Other current liabilities	474.2	266.5
Current liabilities held for sale	—	122.5
Total current liabilities	1,003.5	801.6
Other liabilities
Long-term debt	1,546.0	2,117.5
Pension and post-retirement compensation and benefits	135.6	131.7
Deferred tax liabilities	232.0	242.7
Other non-current liabilities	204.6	157.9
Non-current liabilities held for sale	—	45.9
Total liabilities	3,121.7	3,497.3
Equity	3,730.2	3,237.6
Total liabilities and equity	$6,851.9	$6,734.9

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)
	Twelve months ended
In millions	December 31, 2025	December 31, 2024
Operating activities
Net income	$710.2	$331.8
Less: Income from discontinued operations, net of tax	281.7	91.0
Net income from continuing operations	428.5	240.8
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	60.7	51.3
Amortization	147.1	94.7
Deferred income taxes	11.1	85.3
Share-based compensation	37.5	27.3
Impairment of equity investments	—	8.8
Release of guarantee liability	—	(12.5)
Amortization of bridge financing debt issuance costs	—	2.2
Pension and post-retirement (income) expense	(7.0)	5.4
Pension and post-retirement contributions	(5.4)	(4.7)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(112.1)	38.6
Inventories	(78.7)	(0.6)
Other current assets	(4.1)	(9.9)
Contract assets and liabilities	39.1	(16.1)
Accounts payable	57.2	1.5
Employee compensation and benefits	49.1	(10.8)
Other current liabilities	26.5	0.8
Other non-current assets and liabilities	(0.5)	(1.1)
Net cash provided by (used for) operating activities	649.0	501.0
Net cash provided by (used for) operating activities of discontinued operations	(183.8)	142.1
Net cash provided by (used for) operating activities	465.2	643.1
Investing activities
Capital expenditures	(93.3)	(74.0)
Proceeds from sale of property and equipment	5.3	0.5
Settlement of net investment hedge	—	0.4
Acquisitions, net of cash acquired	(975.7)	(677.7)
Net cash provided by (used for) investing activities	(1,063.7)	(750.8)
Net cash provided by (used for) investing activities of discontinued operations	1,584.5	(7.6)
Net cash provided by (used for) investing activities	520.8	(758.4)
Financing activities
Proceeds from long-term debt	275.0	500.0
Repayments of long-term debt	(873.3)	(126.5)
Debt issuance costs	(2.0)	(3.9)
Dividends paid	(130.4)	(126.8)
Shares issued to employees, net of shares withheld	15.4	3.4
Repurchases of ordinary shares	(253.1)	(100.0)
Net cash provided by (used for) financing activities	(968.4)	146.2
Effect of exchange rate changes on cash and cash equivalents	30.0	(26.1)
Change in cash and cash equivalents	47.6	4.8
Cash and cash equivalents, beginning of year	131.2	179.6
Cash and cash equivalents within assets held for sale, beginning of period	58.7	5.5
Less: Cash and cash equivalents within assets held for sale, end of period	—	58.7
Cash and cash equivalents, end of year	$237.5	$131.2
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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2025
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Systems Protection	$508.2	$632.0	$715.6	$737.1	$2,592.9
Electrical Connections	301.1	331.1	338.4	329.6	1,300.2
Total	$809.3	$963.1	$1,054.0	$1,066.7	$3,893.1
Reportable segment income
Systems Protection	$104.2	$137.1	$146.2	$149.5	$537.0
Electrical Connections	85.1	94.9	101.6	91.0	372.6
Reportable segment income	189.3	232.0	247.8	240.5	909.6
Enterprise and other	(27.1)	(32.0)	(34.5)	(30.2)	(123.8)
Adjusted operating income	$162.2	$200.0	$213.3	$210.3	$785.8
Return on sales
Systems Protection	20.5%	21.7%	20.4%	20.3%	20.7%
Electrical Connections	28.3%	28.7%	30.0%	27.6%	28.7%
Adjusted return on sales	20.0%	20.8%	20.2%	19.7%	20.2%

	2024
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Systems Protection	$439.9	$440.8	$477.1	$465.5	$1,823.3
Electrical Connections	292.2	299.0	304.9	286.7	1,182.8
Total	$732.1	$739.8	$782.0	$752.2	$3,006.1
Reportable segment income
Systems Protection	$94.8	$103.8	$104.4	$100.1	$403.1
Electrical Connections	85.2	92.5	92.6	84.2	354.5
Reportable segment income	180.0	196.3	197.0	184.3	757.6
Enterprise and other	(24.1)	(26.9)	(28.6)	(26.0)	(105.6)
Adjusted operating income	$155.9	$169.4	$168.4	$158.3	$652.0
Return on sales
Systems Protection	21.6%	23.5%	21.9%	21.5%	22.1%
Electrical Connections	29.2%	30.9%	30.4%	29.4%	30.0%
Adjusted return on sales	21.3%	22.9%	21.5%	21.0%	21.7%

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NON-GAAP FINANCIAL MEASURES
This press release refers to certain non-GAAP financial measures (organic sales, adjusted operating income, adjusted return on sales, adjusted net income, adjusted diluted earnings per share and free cash flow) and a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in the Company's financial statements prepared in accordance with generally accepted accounting principles. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
As a result of the previously announced agreement to sell the Thermal Management business, the Company is reporting the results of that business as discontinued operations and has reclassified all prior periods presented. Results referenced herein reflect continuing operations.
The 2025 and 2024 adjusted operating income, adjusted return on sales, adjusted net income and adjusted diluted earnings per share eliminate, where applicable:
•Expense related to certain targeted restructuring activities.
•Expense related to certain acquisition and integration activities associated with our business acquisitions, and transaction costs associated with our business divestiture.
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization, associated with those acquisitions. The Company excludes these non-cash expenses because the Company believes it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of the Company's results with the results of other companies as the amortization expense, inventory step-up amortization, and acquisition related expenses may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although the Company excludes amortization of these acquired intangible assets and inventory step-up from its non-GAAP results, the Company believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted results.
•Release of guarantee liabilities.
•Pension and other postretirement mark-to-market loss (gain). The Company recognizes changes in the fair value of plan assets and net actuarial gains or losses for pension and other post-retirement benefits as a mark-to-market adjustment. Net actuarial gains and losses occur when the actual experience differs from any of the various assumptions used to value the Company's pension and other post-retirement plans or when assumptions change. This accounting method also results in the potential for volatile and difficult to forecast mark-to-market adjustments. The Company believes that the exclusion of pension and other postretirement mark-to-market loss (gain) better reflects the ongoing costs of providing pension and postretirement benefits to its employees.
•Amortization of bridge financing debt issuance costs.
•Income tax effects of the above adjustments, which are calculated using the Company's estimated non-GAAP tax rate. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and do not necessarily reflect our long-term operations. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company's geographic earnings mix including due to acquisition activity or other changes in our strategy or business operations.
The Company uses the term "organic sales" to refer to GAAP net sales excluding 1) the impact of currency translation and 2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations ("acquisition sales"). The portion of GAAP net sales attributable to currency translation is calculated as the difference between (a) the period-to-period change in net sales (excluding acquisition sales) and (b) the period-to-period change in net sales (excluding acquisition sales) after applying prior period foreign exchange rates to the current year period. The Company uses the term "organic sales growth" to refer to the measure of comparing current period organic net sales with the corresponding period of the prior year.
Management utilizes these adjusted financial measures to assess the run-rate of its continuing operations against those of prior periods without the distortion of these factors that the Company does not consider components of our core operating performance. The Company believes that these non-GAAP financial measures will be useful to investors as well to assess the continuing strength of the Company's underlying operations. In addition, adjusted diluted earnings per share is used as a criterion to measure and pay long-term incentive compensation and adjusted operating income is used as a criterion to measure and pay annual incentive compensation.
The Company uses free cash flow to assess its cash flow performance. The Company believes free cash flow is an important measure of liquidity because it provides the Company and its investors useful information regarding the Company's ability to generate cash without reliance on external financing. Management uses free cash flow to evaluate the resources available to pay dividends, make acquisitions, repay debt, repurchase shares and make investments in the business. In addition, free cash flow is used as criterion to measure and pay annual incentive compensation.
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for continuing operations for the year ended December 31, 2025 excluding the effect of adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$809.3	$963.1	$1,054.0	$1,066.7	$3,893.1
Operating income	130.0	156.7	166.3	163.8	616.8
Return on sales	16.1%	16.3%	15.8%	15.4%	15.8%
Adjustments:
Restructuring and other	0.9	3.1	2.7	0.8	7.5
Acquisition transaction and integration costs	3.1	4.3	2.4	4.6	14.4
Intangible amortization	28.2	35.9	41.9	41.1	147.1
Adjusted operating income (non-GAAP measure)	$162.2	$200.0	$213.3	$210.3	$785.8
Adjusted return on sales (non-GAAP measure)	20.0%	20.8%	20.2%	19.7%	20.2%

Net income from continuing operations	$87.0	$106.7	$119.0	$115.8	$428.5
Adjustments to operating income	32.2	43.3	47.0	46.5	169.0
Pension and post-retirement mark-to-market gain	—	—	—	(12.9)	(12.9)
Income tax adjustments	(7.1)	(9.4)	(16.8)	(1.3)	(33.8)
Adjusted net income from continuing operations (non-GAAP measure)	$112.1	$140.6	$149.2	$148.1	$550.8
Earnings per ordinary share - diluted
Diluted earnings (loss) per ordinary share from continuing operations	$0.52	$0.65	$0.73	$0.71	$2.60
Adjustments	0.15	0.21	0.18	0.19	0.75
Adjusted diluted earnings per ordinary share from continuing operations (non-GAAP measure)	$0.67	$0.86	$0.91	$0.90	$3.35

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for continuing operations for the year ended December 31, 2024 excluding the effect of adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$732.1	$739.8	$782.0	$752.2	$3,006.1
Operating income	131.9	144.9	133.2	117.1	527.1
Return on sales	18.0%	19.6%	17.0%	15.6%	17.5%
Adjustments:
Restructuring and other	1.1	2.0	2.8	1.6	7.5
Acquisition transaction and integration costs	2.5	3.0	5.6	2.8	13.9
Intangible amortization	20.4	19.5	26.8	28.0	94.7
Impairment of equity investments	—	—	—	8.8	8.8
Adjusted operating income (non-GAAP measure)	$155.9	$169.4	$168.4	$158.3	$652.0
Adjusted return on sales (non-GAAP measure)	21.3%	22.9%	21.5%	21.0%	21.7%

Net income from continuing operations	$85.2	$93.2	$78.9	$(16.5)	$240.8
Adjustments to operating income	24.0	24.5	35.2	41.2	124.9
Pension and post-retirement mark-to-market gain	—	—	—	(0.1)	(0.1)
Release of guarantee liability	—	—	—	(12.5)	(12.5)
Amortization of bridge financing debt issuance costs	—	2.2	—	—	2.2
Income tax adjustments (1)	(7.2)	(6.9)	(8.8)	86.2	63.3
Adjusted net income from continuing operations (non-GAAP measure)	$102.0	$113.0	$105.3	$98.3	$418.6
Earnings per ordinary share - diluted
Diluted earnings per ordinary share from continuing operations	$0.51	$0.55	$0.47	$(0.10)	$1.43
Adjustments	0.10	0.12	0.16	0.69	1.06
Adjusted diluted earnings per ordinary share from continuing operations (non-GAAP measure)	$0.61	$0.67	$0.63	$0.59	$2.49
(1) Income tax adjustments in the fourth quarter include $92.8 million resulting from the recording of a valuation allowance related to the tax benefit of statutory losses at a foreign holding company.
(more)

nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for continuing operations for the year ending December 31, 2026 excluding the effect of 2026 adjustments (Unaudited)

In millions, except per-share data	Forecast (1)
	First Quarter	Full Year
Net income from continuing operations	$118	$549
Intangible amortization	41	154
Income tax adjustments	(9)	(34)
Adjusted net income from continuing operations (non-GAAP measure)	$150	$669
Diluted earnings per ordinary share from continuing operations
Diluted earnings per ordinary share from continuing operations	$0.70 - $0.73	$3.27 - $3.42
Adjustments	0.20	0.73
Adjusted diluted earnings per ordinary share from continuing operations (non-GAAP measure)	$0.90 - $0.93	$4.00 - $4.15
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter and year ended December 31, 2025 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	23.6%	1.5%	16.7%	41.8%	12.6%	0.6%	16.3%	29.5%
Systems Protection	33.5%	1.6%	23.2%	58.3%	17.1%	0.8%	24.3%	42.2%
Electrical Connections	7.5%	1.2%	6.3%	15.0%	5.7%	0.3%	3.9%	9.9%

nVent Electric plc
Reconciliation of Net Sales Growth (non-GAAP measure) to Organic Net Sales Growth (non-GAAP measure)
for continuing operations for the quarter ending March 31, 2026 and the year ending December 31, 2026 (Unaudited)

	Forecast (1)
	Q1 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	17 - 19%	2%	15%	34 - 36%	10 - 13%	1%	4%	15-18%
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Twelve months ended
In millions	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net cash provided by (used for) operating activities of continuing operations	$222.4	$176.9	$649.0	$501.0
Capital expenditures	(36.7)	(26.5)	(93.3)	(74.0)
Proceeds from sale of property and equipment	3.6	—	5.3	0.5
Free cash flow (non-GAAP measure)	$189.3	$150.4	$561.0	$427.5